Exhibit 32

                                  CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of ENGlobal Corporation ("ENGlobal"), that, to his knowledge, the Quarterly Report of ENGlobal on Form 10-Q for the quarter ended September 30, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of ENGlobal. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to ENGlobal and will be retained by ENGlobal and furnished to the Securities and Exchange Commission or its staff upon request.


Date:  November 10, 2005                   By: /s/ Michael L. Burrow
                                           -------------------------------------
                                           Michael L. Burrow
                                           Chief Executive Officer

Date:  November 10, 2005                   By: /s/ Robert W. Raiford
                                           -------------------------------------
                                           Robert W. Raiford
                                           Chief Financial Officer and Treasurer